Exhibit 3.13

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:23 PM 02/04/2009

Filed 01:17 PM 02/04/2009

SRV 090101506 - 4652212 File

CERTIFICATE OF FORMATION

OF

PI 2 PELlCAN STATE LLC

This Certificate of Formation of PI 2 PELICAN STATE LLC, dated February 4, 2009, is being duly executed and filed by Jon Fantell, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

The undersigned, being duly authorized to execute and file this Certificate of Formation, hereby certifies that:

1.	The name of the company is PI 2 Pelican State LLC; and

2.	The address of the registered office and the name and the address of the registered agent of the company required to be maintained by Section 18-104 of the Delaware Limited Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the day and year first written above.

/s/ Jon Fantell
Name: Jon Fantell
Authorized Person